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                                 EXHIBIT 23.1:

                          CONSENT OF DELOITTE & TOUCHE
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Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement of Polymer Group, Inc. on Form S-8 (File No. 333-04969) of our report dated January 29, 1998 on our audit of the Combined Financial Statements of the Nonwovens Business of Dominion Textile Inc. as of June 30, 1997 and 1996, and for the three years ended June 30, 1997, which report is included in this Form 8-K/A (Amendment No. 1).

/s/ Deloitte & Touche
Chartered Accountants

Montreal, Quebec
April 14, 1998